UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
August 5, 2024
Date of Report (Date of earliest event reported)

8x8, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38312	77-0142404
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
675 Creekside Way
Campbell, CA 95008
(Address of principal executive offices including zip code)
(408) 727-1885
(Registrant's telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
COMMON STOCK, PAR VALUE $0.001 PER SHARE	EGHT	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company      ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.02.   Termination of a Material Definitive Agreement.
On August 5, 2024, 8x8, Inc. (the “Company”) repaid in full all outstanding obligations for principal, interest and fees under the Term Loan Credit Agreement, dated as of August 3, 2022, by and among the Company, Wilmington Savings Fund Society, FSB, as administrative agent, and certain affiliates of Francisco Partners as lenders (as amended from time to time, the “2022 Credit Agreement”) and terminated the agreement. On such date, $225 million aggregate principal amount of loans had been outstanding under the 2022 Credit Agreement. Reference is hereby made to the Company’s Current Report on Form 8-K filed on August 4, 2022 for a description of the terms of the 2022 Credit Agreement.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
As previously disclosed in the Current Report on Form 8-K filed by the Company with the SEC on July 15, 2024, the Company entered into a Term Loan Credit Agreement with Wells Fargo Bank, National Association, as administrative agent, and the lenders thereto (the “2024 Credit Agreement”). The funding of loans under the 2024 Credit Agreement occurred on August 5, 2024, and $200 million in aggregate principal amount was borrowed. The Company used the proceeds, along with $29 million from existing cash balances, to fund the prepayment of the aggregate principal amount plus accrued interest and fees of loans that had been outstanding under the 2022 Credit Agreement. See the Company’s Current Report on Form 8-K filed on July 15, 2024 for a description of the terms of the 2024 Credit Agreement, which is incorporated by reference into this Item 2.03.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 5, 2024

8x8, Inc.

By:	/s/ LAURENCE DENNY
Laurence Denny
Chief Legal Officer